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                                                                    EXHIBIT 10.2



                                 October 8, 1999

Mr. Michael E. Jansen
Foundation Health Systems, Inc.
21650 Oxnard Street
Woodland Hills, CA 91367

         Re: Amendment to Settlement Agreement and Release (the "Settlement Agreement"), dated September 20, 1999, between Foundation Health Systems, Inc. ("Foundation") and Per-Se Technologies, Inc. ("Per-Se")

Dear Michael:

         Pursuant to the terms of the Settlement Agreement, Foundation is entitled to receive Target Consideration in an amount not to exceed $16,834,616. As we have discussed, Per-Se will make a $5,000,000 cash payment to Foundation at the Initial Closing. As a result of this payment, the Target Consideration to be received by Foundation from the sale of the Settlement Shares and any Close-out Payment shall be reduced to $11,834,616.

         Accordingly, upon delivery of your signature on this letter and the receipt by Foundation of the $5,000,000 cash payment at the Initial Closing, the first sentence of Section 1.2 of the Settlement Agreement shall be deleted in its entirety and shall be replaced with the following:

         (a) The "Target Consideration" shall be Eleven Million Eight Hundred Thirty-Four Thousand Six Hundred Sixteen Dollars ($11,834,616) (the "Initial Amount") plus the Interest Amount.

         Except as set forth herein, the terms and conditions of the Settlement Agreement shall not be modified and shall remain in full force and effect. For purposes of the Settlement Agreement, this Letter Agreement is deemed to be executed in connection therewith. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Settlement Agreement.

         If you are in Agreement with the terms outlined herein, please execute this letter on behalf of Foundation and return a copy to me at your earliest convenience.


                                             Sincerely,

                                             /s/  Randolph L.M. Hutto
                                             ---------------------------------
                                             Randolph L.M. Hutto
                                             As Executive Vice President
                                             of Per-Se Technologies, Inc.


Acknowledged and Agreed:
Foundation Health Systems, Inc.

By: /s/  Michael E. Jansen
    ----------------------------------
    Michael E. Jansen
    Vice President, Asst. General Counsel and Asst. Secretary